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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
 May 31, 2001

MERRILL CORPORATION
(Exact name of registrant as specified in its charter)

Minnesota (State or other jurisdiction of incorporation)	333-30732 (Commission File Number)	41-0946258 (I.R.S. Employer Identification No.)

One Merrill Circle, St. Paul, Minnesota 55108
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (651) 646-4501

Item 5.  Other Events.

    This Form 8-K contains forward-looking statements that are based on management's expectations, estimates, discussions with lenders, and assumptions. The forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are not guaranties of future performance and involve certain risks and uncertainties that are difficult to predict. Therefore, actual, future results and trends may differ materially from what we have forecasted due to a variety of factors, including without limitation, the results of our continuing discussions with our lenders, our future capital requirements, current economic conditions and trends in our industry.

    Attached to this Form 8-K are our unaudited consolidated financial statements for the fiscal year ended January 31, 2001. By this time in prior years, we would have filed our Annual Report on Form 10-K with the SEC, including consolidated audited financial statements and accompanying notes, for the fiscal year ended January 31, 2001. The following provides an explanation for filing unaudited year-end financial statements.

    As previously disclosed in our Form 8-K filed on May 1, 2001, the lenders under our senior credit facility declared an event of default under that facility because of our previously disclosed failure to comply with certain financial covenants. As a result of that default, the lenders also prohibited us from making any payment on our 12% Senior Subordinated Notes due 2009 (the "Subordinated Notes") until the earlier of the date on which the event of default under the credit facility is cured or waived or 179 days after the date on which the payment blockage notice was received. Accordingly, we did not make the interest payment on the Subordinated Notes that was due on May 1, 2001. The Indenture governing the Subordinated Notes provides for a 30-day grace period before the failure to pay interest creates an event of default under the Indenture.

    As disclosed in our Form 8-K filed on May 1, 2001, we are continuing our discussions with our lenders under our senior credit facility, the holders of our 14% Senior Discount Notes due 2008 and a majority of our shareholders on the principal terms of a consensual restructuring of our outstanding debt obligations and capital structure. We are also holding discussions with an ad hoc committee of holders of the Subordinated Notes with a view toward reaching a consensual restructuring with these holders. We have made substantial progress in these negotiations and believe we will be able to reach an agreement with these lenders, although there can be no assurance that we will be successful in doing so. Assuming we enter into a consensual restructuring with our creditors, it is probable that our Subordinated Debt holders would only receive equity in exchange for their claims in any restructuring. As with any restructuring, no assurance can be given that we will be successful in reaching an agreement with any of our lenders, which would be acceptable to the other parties to the restructuring. In the event that negotiations are not successful, we will consider all of our alternatives.

    Because we have not cured the default under our credit facility, we have been unable to issue our audited consolidated financial statements with an unqualified opinion. The unaudited consolidated financial statements in Item 7 include the classification of long-term debt in accordance with the terms of the original agreements. These unaudited consolidated financial statements also do not include adjustments, if any, that may arise from these continued discussions described in the previous paragraph. Assuming the issues with our long-term debt are satisfactorily resolved and properly reflected in our consolidated financial statements, we do not believe our final audited accounts will otherwise vary materially from the unaudited accounts presented in Item 7. Our goal is to have this process completed in the next 90 to 120 days.

Item 7.  Financial Statements and Exhibits.

Item 9. Regulation FD Disclosure.

    The following is an overview of our anticipated financial results for the three months ended April 30, 2001. These results are preliminary, and are subject to change based on further review of these unaudited results and the unaudited results for the fiscal year ended January 31, 2001. These results and the information contained herein are forward-looking statements that are based on management's expectations and estimates, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Actual first quarter results may differ materially from what is forecasted herein, due to a variety of factors, including without limitation, the results of our internal and external review of these numbers. We anticipate filing our first quarter Form 10-Q along with our financial statements as of and for the three month period ended April 30, 2001 after completion of our Form 10-K.

    We anticipate our revenue for the three months ended April 30, 2001 to be in the range of $165 million to $170 million, and our gross profit for the three months ended April 30, 2001 to be in the range of $55 million to $60 million. We expect our operating profit to be in the range of $11 million to $13 million for the three months ended April 30, 2001. EBITDA, which reflects earning before interest, taxes, depreciation and amortization, exclusive of non-recurring merger costs, and non-recurring restructuring costs, should be in the range of $16 million to $18 million for the three months ended April 30, 2001.

    We anticipate our cash and cash equivalents as of April 30, 2001 to be in the range of $22 million to $24 million, and working capital to be in the range of $105 million to $110 million. Total assets should be in the range of $375 million to $380 million as of April 30, 2001, and our total liabilities should be in the range of $480 million to $485 million as of April 30, 2001.

    The results discussed above include the classification of long-term debt in accordance with terms of the original debt agreements. These results do not include adjustments, if any, that may arise from continued discussions described in Item 5.

Merrill Corporation

Unaudited Consolidated Balance Sheet
(dollars in thousands)

	As of January 31,
	2000	2001
Assets
Current assets
Cash and cash equivalents	$14,458	$22,896
Trade receivables, less allowance for doubtful accounts of $5,905 and $6,760, respectively	129,186	119,156
Work-in-process inventories	19,110	14,686
Other inventories	8,240	9,486
Other current assets	22,374	19,294

Total current assets	193,368	185,518
Property, plant and equipment, net	59,491	58,034
Goodwill, net	75,945	72,469
Other assets	26,056	34,424

Total assets	$354,860	$350,445

Liabilities and Shareholders' Deficit
Current liabilities
Current maturities of long-term debt	$2,300	$3,988
Current maturities of capital lease obligations	201	274
Accounts payable	35,808	30,851
Accrued expenses	43,318	46,568

Total current liabilities	81,627	81,681
Long-term debt, net of current maturities	352,615	353,227
Capital lease obligations, net of current maturities	1,196	3,069
Other liabilities	13,134	12,652

Total liabilities	448,572	450,629
Minority interest	106	272
Preferred stock	35,697	41,962
Shareholders' deficit	(129,515)	(142,418)

Total liabilities and shareholders' deficit	$354,860	$350,445

F–1

Merrill Corporation

Unaudited Consolidated Statement of Operations
(dollars in thousands)

	For the Years Ended January 31,
	1999	2000	2001
Revenue	$509,543	$587,737	$649,450
Cost of sales	330,632	393,452	448,172

Gross margin	178,911	194,285	201,278
Selling, general and administrative expenses	127,705	146,352	171,724
Merger costs	—	42,628	181
Restructuring costs	—	—	4,417

Operating income	51,206	5,305	24,956
Interest expense	(3,961)	(13,235)	(44,487)
Other income (expense), net	426	(871)	4,663

Income (loss) before provision for income taxes	47,671	(8,801)	(14,868)
Provision for income taxes	21,214	7,491	(3,380)

Net income (loss) before minority interest	26,457	(16,292)	(11,488)

Minority interest	—	106	166

Net income (loss) from continuing operations	26,457	(16,398)	(11,654)
Accreted preferred stock dividend	—	1,163	6,265

Net income (loss) available for common shareholders	$26,457	$(17,561)	$(17,919)

F–2

Merrill Corporation

Unaudited Statement of Cash Flow
(dollars in thousands)

	For the Years Ended January 31,
	1999	2000	2001
Operating activities:
Net income (loss) available for common shareholders	$26,457	$(17,561)	$(17,919)
Adjustment to reconcile net income (loss) available for common to net cash provided by (used in) operating activities:
Depreciation and amortization	13,066	16,318	16,935
Amortization of intangible assets	5,617	6,943	8,916
Writedown of goodwill	1,180	125	—
Writedown of investment	—	594	4
Provision for losses on trade receivables	3,273	(80)	4,356
Provision for unbillable inventories	67	(660)	1,638
Deferred income taxes	(3,518)	(559)	(9,860)
Change in deferred compensation	1,807	(4,476)	77
Minority interest in earnings of subsidiary	—	106	166
Accreted preferred stock dividend	—	1,163	6,265
Changes in operating assets and liabilities, net of effects from business acquisitions:
Trade receivables	11,796	(10,227)	5,968
Work-in-process inventories	865	(1,554)	2,728
Other inventories	(333)	819	(1,114)
Other assets	257	(1,085)	(1,698)
Accounts payable	(348)	(1,950)	(5,226)
Other liabilities	(3,267)	(3,239)	1,889
Income taxes	(1,109)	(4,700)	5,887

Net cash provided by (used in) operating activities	55,810	(20,023)	19,012

Investing activities:
Purchase of property, plant and equipment	(16,479)	(14,854)	(15,255)
Business acquisitions, net of cash acquired	(4,039)	(55,245)	(3,904)
Other investing activities, net	(2,551)	(1,660)	(2,956)

Net cash used in investing activities	(23,069)	(71,759)	(22,115)

Financing activities:
Borrowings on notes payable to banks	86,600	157,575	153,077
Repayments on notes payable to banks	(86,600)	(159,707)	(150,950)
Proceeds from issuance of long-term debt	—	356,237	9,100
Debt issuance costs	—	(10,160)	—
Principal payments on long-term debt and capital lease obligations	(814)	(40,926)	(7,515)
Issuance of class B common stock	—	70,683	29,848
Issuance of stock note receivable	—	—	(17,748)
Issuance of preferred stock	—	40,000	—
Repurchase of common stock	(12,813)	(333,495)	(5,788)
Dividends paid	(1,297)	(963)	—
Exercise of stock options	2,149	3,003	—
Tax benefit realized upon exercise of stock options	884	521	—
Unrealized gain on translation	—	—	1,101
Other equity transactions, net	96	(5)	—

Net cash provided by (used in) financing activities	(11,795)	82,763	11,125

Effect of exchange rate changes on cash	—	—	416

Increase (decrease) in cash and cash equivalents	20,946	(9,019)	8,438
Cash and cash equivalents, beginning of year	2,531	23,477	14,458

Cash and cash equivalents, end of year	$23,477	$14,458	$22,896

Supplemental cash flow disclosures
Income taxes paid	$24,724	$11,291	$996
Interest paid	$3,599	$9,912	$40,277

F–3

Merrill Corporation

Unaudited Consolidated Statement of Changes in Shareholders' Equity (Deficit)
(dollars in thousands)

	For the Years Ended January 31, 1999, 2000 and 2001
	Common Stock	Class B Common Stock	Additional Paid-In Capital	Retained Earnings	Total
Balance, January 31, 1998	$163	—	$22,401	$103,111	$125,675
Exercise of stock options	2	—	2,147	—	2,149
Tax benefit realized upon exercise of stock options	—	—	884	—	884
Repurchase of common stock	(7)	—	(12,806)	—	(12,813)
Other	—	—	96	—	96
Cash dividends	—	—	—	(1,297)	(1,297)
Net income available for common shareholders	—	—	—	26,457	26,457

Balance, January 31, 1999	158	—	12,722	128,271	141,151

Exercise of stock options	3	—	3,000	—	3,003
Tax benefit realized upon exercise of stock options	—	—	521	—	521
Other	—	—	(5)	—	(5)
Cash dividends	—	—	—	(963)	(963)
Merger related:					—
Repurchase of common stock	(161)	—	(16,412)	(338,462)	(355,035)
Issuance of class B common stock	—	$42	92,181	—	92,223
Value ascribed to preferred stock warrants	—	—	5,466	—	5,466
Value ascribed to the note warrants	—	—	1,685	—	1,685
Net loss available for common shareholders	—	—	—	(17,561)	(17,561)

Balance, January 31, 2000	—	42	99,158	(228,715)	(129,515)

Issuance of class B common stock	—	14	29,835	—	29,849
Repurchase of class B common stock	—	(3)	(5,882)	—	(5,885)
Issuance of stock note receivable	—	—	(17,651)	—	(17,651)
Paydown on debt	—	—	(60)	—	(60)
Unrealized gain/loss on translation	—	—	(1,237)	—	(1,237)
Net loss available for common shareholders	—	—	—	(17,919)	(17,919)

Balance January 31, 2001	$—	$53	$104,163	$(246,634)	$(142,418)

F–4

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 31st day of May, 2001.

MERRILL CORPORATION
By:	/s/ ROBERT H. NAZARIAN Robert H. Nazarian Executive Vice President, Chief Financial Officer

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  Item 5. Other Events.
  Item 9. Regulation FD Disclosure.
Merrill Corporation Unaudited Consolidated Balance Sheet (dollars in thousands)
Merrill Corporation Unaudited Consolidated Statement of Operations (dollars in thousands)
Merrill Corporation Unaudited Statement of Cash Flow (dollars in thousands)
Merrill Corporation Unaudited Consolidated Statement of Changes in Shareholders' Equity (Deficit) (dollars in thousands)
SIGNATURES